                                                                   EXHIBIT 10.20

                             EXE TECHNOLOGIES, INC.

                        PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT (this "Agreement") is entered into this 1st, day of December, 1999, between EXE TECHNOLOGIES, INC., a Delaware corporation ("EXE"), and HOME INTERIORS & GIFTS, INC., a Texas corporation ("Customer").

                                   BACKGROUND

      Contemporaneously with the execution of this Agreement, Customer and EXE are entering into an agreement entitled Master Software License Agreement (the "License Agreement") to license certain software products from EXE. The License Agreement does not include related emergency, installation, customization, technical consulting, engineering, support and/or Year 2000 services. Customer wishes to retain EXE to perform some or all the foregoing services under the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

1.       DEFINITIONS.

         (a) "Exhibit Index" means the original Exhibit Index to the Professional Services Agreement that follows the signature page of this Agreement and each new Exhibit Index that may be attached subsequently to this Agreement pursuant to Section 2.

         (b) "Licensed Product" means the software obtained by Customer from EXE or EXE's predecessors, Dallas Systems Corporation or Neptune Systems, Inc.; provided that Licensed Product shall not include any third-party software even if obtained from EXE or its predecessors.

         (c) "Services" means all of the services rendered by EXE pursuant to this Agreement.

2. ELECTION OF SERVICES. Customer hereby retains EXE to perform the services contained in the Exhibits marked as "Applicable" on the Exhibit Index. In addition, Customer may retain EXE to perform additional services if:

         (a) both parties complete, execute and attach hereto the relevant Exhibit(s) and a new Exhibit Index; and

         (b) Customer pays EXE all relevant and current fees therefor, whereupon such new Exhibit shall become a supplement to this Agreement.

3. PAYMENT. Customer shall pay EXE for the Services in accordance with the applicable Exhibit or Exhibits. Prices quoted do not include, and Customer shall pay, all sales/use, value-added, GST, personal property or other similar taxes (including interest and penalties imposed thereon which are caused by Customer's late payment or failure to pay) arising from the transactions contemplated herein, except for taxes levied on EXE's net income. Provisions to the contrary notwithstanding, Customer shall have no obligation to pay for services provided by EXE unless Customer has expressly so agreed in this Agreement or as agreed to by any officer of Customer or by any of the individuals listed in Exhibit G attached hereto.

4. TERM AND TERMINATION. The term of this Agreement (the "Term") shall commence on the date written above and shall continue in full force and effect until the Services are completed or terminated in accordance with the relevant Exhibit. Termination shall have no effect on Customer's obligation to pay the applicable charges, which are not the subject of a bona fide dispute, with respect to Services rendered prior to termination. Section 3, this Section 4, Sections 6(a) through 10, inclusive, and Sections 11(b) and 11 (h) shall survive the termination or expiration of this Agreement for any reason. Time is of the essence with respect to EXE's and Customer's performance in accordance with the provisions of Exhibit B1.

5. LIMITED WARRANTY. EXE shall perform the Services in a professional and workmanlike manner using only qualified staff. EXCEPT AS SPECIFICALLY CONTAINED IN THIS SECTION 5, EXE PROVIDES THE SERVICES TO CUSTOMER WITHOUT, AND EXE EXPRESSLY DISCLAIMS, ANY AND ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, WITHER ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF ACCURACY, COMPLETENESS, PERFORMANCE, CURRENCY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATIONS OF REMEDY AND LIABILITY. The parties acknowledge that the following provisions have been negotiated by them, reflect a fair allocation of risk and such allocation is reflected in the fees payable under this Agreement:

         (a) Remedies. Customer's sole and exclusive remedy for any damage or loss in any way connected with EXE's default hereunder, whether by EXE's breach of warranty, negligence or breach of any other duty, shall be, at EXE's option (provided, however, that in the event of a material default it shall be at Customer's option), re-performance of the relevant Services or a refund of the appropriate portion of the fees paid by Customer for the Services.

         (b) LIMITATION OF LIABILITY.


             (i) General. IN NO EVENT SHALL EXE'S LIABILITY, IN THE
AGGREGATE, TO CUSTOMER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES ARISING OUT OF THIS AGREEMENT, WHETHER IN TORT, CONTRACT OR OTHERWISE, EXCEED THE AMOUNT OF FEES ACTUALLY PAID BY CUSTOMER PURSUANT TO THIS AGREEMENT.

             (ii) Consequential Damages, Etc. as to Customer. IN NO EVENT
SHALL EXE OR ITS THIRD PARTY SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR SIMILAR DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOOD WILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, LOSS OF WORK PRODUCT, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, WHETHER DIRECTLY OR INDIRECTLY CAUSED, WHETHER IN TORT, CONTRACT, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

             (iii) Consequential Damages. Etc. as to EXE. IN NO EVENT
SHALL CUSTOMER BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR SIMILAR DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOOD WILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, LOSS OF WORK PRODUCT, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, WHETHER DIRECTLY OR INDIRECTLY CAUSED, WHETHER IN TORT, CONTRACT, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED HOWEVER, THE PARTIES ACKNOWLEDGE THAT ANY DIRECT OR INDIRECT DAMAGES FOR LOSS OF PROFITS BY REASON OF A BREACH BY CUSTOMER OF SECTION 7 OF THIS AGREEMENT SHALL NOT BE LIMITED BY THIS SECTION.

             (iv) THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 6(b) SHALL REMAIN FULLY OPERATIVE EVEN IF THE LIMITED REMEDY SET FORTH IN
SECTION 6(a) FAILS OF ITS ESSENTIAL PURPOSE OR IS OTHERWISE HELD TO BE UNENFORCEABLE.

7.       CONFIDENTIALITY.


         (a) EXE and Customer acknowledge that each party may receive or have access to confidential materials and information of the other party, both written and oral. All such materials and information (including without limitation technical, scientific, financial, strategic, marketing or product information), if marked confidential or treated as confidential by the disclosing party, are collectively defined as "Confidential Information" and constitute the exclusive property of the disclosing party.

         (b) To protect this Confidential Information, the parties shall not use (except to perform the Services) or disclose to third parties any Confidential Information of the other party without the other party's prior written consent, except to an Authorized Third Party. As used in this Agreement, an "Authorized Third Party" shall mean such third parties, including but not limited to third party logistics providers and outsourcing providers, that (i) have first executed a confidentiality agreement in the form attached hereto as Exhibit H; and (ii) are not an EXE Competitor (as hereafter defined) or an affiliate of an EXE Competitor. An "EXE Competitor" means any person or entity that offers to the public a software product that directly competes with a Licensed Product or with EXE's other software products offered, on the Effective Date, for warehouse distribution. Furthermore, when use of Confidential Information is permitted under this Section 7(b) to perform the Services, the parties agree to limit such disclosure to those persons within their respective organizations who need to know such Confidential Information.

         (c) The confidentiality obligations set forth in Section 7(b) shall not apply to a party's Confidential Information that:

             (i) becomes public knowledge prior to or after the time of disclosure through no fault of the other party;

             (ii) was in the other party's possession prior to disclosure by the party (as evidenced by written records or other evidence of the other party pre-dating disclosure by the party); or

             (iii) becomes available to the other party from another source without any limitations on it; provided that such Confidential Information was not obtained by such source, directly or indirectly, from the party.

         (d) Upon written request, the parties shall cause their respective employees, subcontractors and agents involved in the performance of this Agreement to sign individual confidentiality agreements binding them to the same obligations of non-disclosure and non-use as provided herein. At the request of a party, the other party shall certify in writing that it has complied with the previous sentence.

         (e) Upon the expiration or termination of this Agreement or at any other time upon written request, each party shall promptly deliver to the other party all Confidential Information and any other materials (including preliminary outlines, notes, sketches, plans, unpublished memoranda, and other documents) provided by, or prepared for, the other party hereunder. Neither party may retain copies of any such items without the other party's prior written consent.

8. NON-SOLICITATION. During the Term and for a period of ninety (90) days thereafter, neither party shall hire, solicit, or attempt to solicit the services of any employee or contractor of the other party without the prior written consent of the other party.

9. OVERDUE PAYMENTS. Any late payment shall be subject to EXE's costs of collection (including reasonable legal fees and costs) and shall also bear interest at the rate of one and one-half percent (1.5%) per month (or part thereof) or, if lower, the highest rate permitted by applicable law until paid.





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





10.      DISPUTES.

         (a) Time Limit for Claims. Each party shall have two (2) years from the accrual of a cause of action to bring such action as provided by law or equity. If a party fails to bring such action within two (2) years of its accrual, then such party shall be deemed to have waived whatever rights it may have had in relation to such cause of action including all legal and equitable remedies. Exclusive venue for any and all actions arising out of this Agreement shall lie in Dallas County, Texas.

11.      MISCELLANEOUS.

         (a) Force Majeure. Neither party hereto shall have any liability for delay or non-fulfillment of any terms of this Agreement caused by any cause not within such party's direct control (but excluding financial inability) such as act of God, war, riots or civil disturbance, strikes, accident, fire, transportation conditions, labor and/or material shortages, governmental controls, regulations and permits and/or embargoes.

         (b) Notice. All notices and other required communications hereunder shall be in writing and shall be given to the other party either personally or by sending a copy thereof by first class mail, postage prepaid, or by recognized overnight courier service, charges prepaid, or by facsimile, to such party's address or facsimile number set forth below or such other address or facsimile number as may be modified by the receiving party by giving notice as provided in this Section 11(b). If sent by mail as provided above, then the notice shall be deemed to have been given and received five (5) days after deposit in the United States mail. If sent by courier service as provided above, then the notice shall be deemed to have been given and received one (1) business day after deposit with the courier service. If the notice is sent by facsimile, then the notice shall be deemed to have been given and received when transmitted if successful transmission is confirmed by facsimile report, and a confirming copy of such notice is sent by first class, certified mail, postage prepaid, return receipt requested.

To EXE:

EXE Technologies, Inc.
8787 Stemmons Freeway
Dallas, TX 75247
Attention: C.F.O.
Facsimile: 214-775-0913

With copy to:

EXE Technologies, Inc.
300 Baldwin Tower Blvd.
Eddystone, PA 19022
Attention: General Counsel
Facsimile: 610-447-1824

To Customer, before January 1, 2000:
Home Interiors & Gifts, Inc.
4550 Spring Valley Road
Dallas, TX 75234
Attention: Jim Livingston
Facsimile: ________________________

With copy to:

Home Interiors & Gifts, Inc.
4550 Spring Valley Road
Dallas, TX 75234
Attention: General Counsel
Facsimile: 972-386-1106

To Customer, after January 1, 2000:

Home Interiors & Gifts, Inc.
4055 Valley View Ln., Suite 500
Dallas, TX  75244-5074

With Copy to:

Home Interiors & Gifts, Inc.
4055 Valley View Ln., Suite 500
Dallas, TX  75244-5074
Attention: General Counsel

         (c) Severability. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

         (d) Waiver & Remedies. No waiver by either of the parties hereto of any failure by the other party to keep or perform any covenant or condition of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other covenant or condition. Except as expressly provided to the contrary, the remedies herein provided shall be deemed cumulative, and the exercise of one shall not preclude the exercise of any other remedy nor shall the specifications of remedies herein exclude any rights or remedies at law or in equity which may be available.

         (e) Transferability: Change of Control. Neither party shall assign, transfer or encumber the rights granted under this Agreement or delegate the obligations imposed on it by this Agreement, in whole or in part, without obtaining the prior written consent of the other party which consent the other may withhold in its sole discretion but which shall not be unreasonably withheld or delayed; provided that either party may assign or transfer its rights under this Agreement to an entity that purchases all or substantially all the assets of such party, provided that (i) the surviving entity is not an EXE Competitor, and (ii) the assigning party promptly provides written notice of any such transfer to the other party, together with a copy of the transferee's written agreement to be bound hereto. In the event that, in accordance with the provisions of this Section 11(e), Customer intends to assign this Agreement to an affiliate of an EXE Competitor, Customer shall give EXE prior, written notice thereof in accordance with applicable law and subject to a mutually agreeable non-disclosure agreement.

         (f) Independent Contractors. In making and performing this Agreement, the parties act and shall act at all times as independent contractors, and nothing contained herein shall be construed or implied to create an agency, association, partnership or joint venture between the parties. At no time shall either party make commitments or incur any charges or expenses for or in the name of the other party.

         (g) Titles. The titles of the Sections hereof are for convenience only and do not in any way limit or amplify the terms and conditions of this Agreement.

         (h) Governing Law. This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the State of Texas without regard to conflicts of law principles of any jurisdiction.

         (i) Amendments. Except as provided in Section 2, this Agreement may not be modified or amended except by a writing signed by authorized representatives of both parties.

         (j) Counterparts. This Agreement, including all Exhibits hereto, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         (k) Effective Date. This Agreement shall govern the relations of the parties as of the date first written above but shall not become effective until authorized representatives of both parties execute this Agreement and the
Exhibit Index.

         (l) Conflict. In the event of a conflict, inconsistency or ambiguity among this Agreement and the Exhibits hereto, this Agreement shall prevail.

         (m) Publicity . Neither party may use the other party's name or marks or refer to this Agreement in any advertisement or press release or any public manner without the prior, express, and written consent of the other party, except as otherwise required by law or as reasonably necessary to perform such party's obligations or to exercise such party's rights in this Agreement. Furthermore, each party will use commercially reasonable efforts to ensure that the other party's name is not used in customer solicitations without the other party's prior, express, and written consent.

         (n) EXE shall maintain, at its expense, the following insurance:

                  (1) Worker's compensation insurance in accordance with the requirements of the applicable laws of the State in which the work is to be performed;

                  (2) General liability and property damage insurance, including contractual liability coverage, with limits of not less than $1,000,000.00 combined single limit for bodily injury, death, and property damage; and

                  (3) Automobile insurance for owned or hired vehicles with minimum limits for liability of not less than $1,000,000.00 combined single limit for bodily injury, death, or property damage.

                  (4) Errors and omissions coverage with limits of not less than $2,000,000.00 per claim.

                  (5) Upon request by Customer, EXE shall deliver to Customer certificates or other evidence of coverage which reflect, at a minimum, the above requirements.

         (o) Entire Agreement. This Agreement, together with the Exhibit Index and the Exhibits marked as "Applicable" on the Exhibit Index (which Exhibits are incorporated herein), contains the entire agreement between the parties hereto, and supersedes all other oral or written representations, statements, promises, agreements and letters or other expressions of intent of any kind with respect to the subject matter hereof between them. No purchase orders, acknowledgments or other standard business forms of EXE or Customer shall amend this Agreement unless signed by EXE and Customer.

        IN WITNESS WHEREOF, EXE and Customer have caused this Agreement to be executed by their duly authorized representatives.

EXE TECHNOLOGIES, INC.                HOME INTERIORS & GIFTS, INC.



By  /s/ Michael Burstein              By  /s/ Donald J. Carter, Jr.
    -----------------------------         --------------------------------

Name  Michael Burstein                Name  Donald J. Carter, Jr.
      ---------------------------           ------------------------------

Title CFO                             Title CEO
      --------------------------            ------------------------------

                                 EXHIBIT INDEX
                                       TO
                        PROFESSIONAL SERVICES AGREEMENT

       This Exhibit Index to the Professional Services Agreement is dated December 1, 1999. The following Exhibits, if marked as "Applicable", are incorporated by reference into this Agreement:

                    (A BOX FOR EACH EXHIBIT MUST BE CHECKED)

-----------------------------------------------------------------------------------------------------------

      EXHIBIT                                                        APPLICABLE              NOT APPLICABLE
-----------------------------------------------------------------------------------------------------------

      Exhibit B1 -   Installation Services Addendum 1                     X
-----------------------------------------------------------------------------------------------------------

      Exhibit C1 -   Customization Services Addendum 1                    X
-----------------------------------------------------------------------------------------------------------

      Exhibit F1 -   Customized Product Support                           X
                     Addendum 1
-----------------------------------------------------------------------------------------------------------

      Exhibit G -    Customer's Designated Approval                       X
                     Authorities (under Section 3 of the
                     Agreement)
-----------------------------------------------------------------------------------------------------------




      IN WITNESS WHEREOF, for adequate consideration and intending to be legally bound, the parties hereto have caused this Exhibit Index to the Professional Services Agreement to be executed by their duly authorized representatives on the date first above written.

EXE TECHNOLOGIES, INC.                     HOME INTERIORS & GIFTS INC.



By  /s/ Michael Burstein                   By  /s/ Donald J. Carter, Jr.
    -----------------------                    --------------------------------

Name  Michael Burstein                     Name  Donald J. Carter, Jr.
      --------------------                       ------------------------------

Title CFO                                  Title CEO
      --------------------                       ------------------------------

                                   EXHIBIT B1
                        INSTALLATION SERVICES ADDENDUM 1



      This Exhibit sets forth certain terms and conditions with respect to EXE's provision of the services outlined in this Exhibit in accordance with the Professional Services Agreement, dated December 1, 1999, between EXE and Customer (the "Agreement") and is subject to all of the terms and conditions of the Agreement and of this Exhibit. In the event of a conflict, inconsistency or ambiguity between this Exhibit and the Agreement, the Agreement shall prevail.

1.       DEFINITIONS.

         (a) Capitalized terms in this Exhibit B 1 shall have the same meaning given to them in the Agreement to which this Exhibit BI is attached.

         (b) "Project" means the plans, tasks and undertakings associated with the installation of, and/or transition to, the Licensed Product.

2.       SCOPE OF SERVICES. EXE shall provide the services described in this
Section 2, in accordance with EXE's Global Execution Methodology, Schedule B1, Schedule B2-Estimated Services Cost Schedule (as applicable), and the Business Review Packet. In the event of a conflict or inconsistency between this Exhibit, Schedule B1, Schedule B2, and the Business Review Packet, the Business Review Packet shall control (collectively, such services are the "Installation Services"). Customer acknowledges and agrees that any unexpected or unreasonable delay in Customer's review and acceptance, where required herein, will affect the project schedule and Installation Services Fees.

         (a) Project Initiation Services. EXE shall consult with Customer to define the scope, responsibilities, outcomes, deliverables and goals of the Project by holding a kick-off meeting with Customer in which Customer and EXE shall: (i) confirm in writing the deliverables and responsibilities of the parties; (ii) establish the requisite communication processes; (iii) review Customer's expectations for the Project; (iv) define and present the team (both EXE and Customer) for the Project; (v) review a tentative plan for the Project;
(vi) confirm the schedule for the performance and completion of the Information Gathering Services, Education Services and Business Review Summit (all as defined and described in this Section 2); (vii) define the roles and responsibilities of Customer and EXE for the Project; and (viii) review the deliverables or outcomes associated with each phase of the Project (such services being "Project Initiation Services").

         (b) Information Gathering Services. EXE shall consult with Customer's business, information technology, warehouse and other personnel to gain a thorough understanding of Customer's business and operations and to identify areas for business process improvements (such services being "Information Gathering Services"). EXE shall prepare a preliminary report that details Customer's current operations, systems and communication infrastructure, areas for business process improvements and an estimate of the hardware configuration necessary to support the Licensed Product in Customer's operations (such report being the "Preliminary Business Narrative Report").

         (c) Education Services. EXE shall hold classroom training sessions, at EXE University at a mutually agreeable date and time, in which EXE will educate Customer about the Licensed Product (such services being "Education Services"). Upon completion of this classroom training, EXE shall deliver a certificate to Customer certifying completion of the Education Services.

(d) Business Review Summit. EXE shall hold a meeting, at a mutually agreeable place, date and time, at which EXE shall present a structured overview of the Licensed Product in relation to Customer's business utilizing the Preliminary Business Narrative Report in which

EXE shall: (i) if appropriate, recommend new or different business processes for Customer; (ii) explain how such new or different business processes and Customer's existing business processes interact with the Licensed Product; and
(iii) recommend a solution for Customer including a listing of the hardware and software configuration (such meeting being the "Business Review Summit"). During the Business Review Summit, EXE shall confer with Customer on EXE's recommendations and explain how adjustments to these recommendations will affect Customer's business processes and the interaction with the Licensed Product. Following the Business Review Summit, EXE shall deliver to Customer a packet (the "Business Review Packet") which shall include: (1) a complete Customer Profile Analysis; (2) EXE's recommended Business Narrative Report; (3) complete functional business requirements for the Licensed Product (such requirements being the "Functional Business Requirements"), each of which shall be defined as Critical or Non-Critical (a Functional Business Requirement not so defined is deemed to be Non-Critical); (4) a finalized plan for the Project;
(5) a finalized budget for the Project; (6) finalized hardware specifications;
(7) a transition strategy; and (8) an executive summary.

         (e) Readiness Review I. Soon after Customer's receipt of the Business Review Packet, Customer and EXE shall execute the Sign-Off form included in the Business Review Packet indicating that EXE has delivered the Business Review Packet to Customer and Customer has accepted the Business Review Packet and is ready to proceed with the Project as outlined therein. Unless within ten (10) days after delivery by EXE to Customer of the Business Review Packet Customer otherwise notifies EXE in writing, Customer shall be deemed to have accepted the Business Review Packet as indicated hereinabove. On the other hand, if Customer does otherwise notify EXE in writing within such period and such notice specifies in reasonable detail a reasonable explanation of Customer's reason(s) for non-acceptance, then EXE (at no additional charge to Customer if EXE is primarily responsible for such reason(s)) shall immediately revise the Business Review Packet and resubmit same to Customer, at which time the above process shall be repeated, until Customer's acceptance of the Business Review Packet pursuant to this Section 2(e).

         (f) Design and Development. Consistent with the information, specifications and recommendations in the Business Review Packet, EXE shall design and develop: (i) if required to satisfy the Functional Business Requirements, the Customized Product (as defined and under the terms contained in Exhibit C[1]); (ii) the necessary data conversion methods; (iii) hardware recommendations and (iii) operational plans for training, site preparation and contingencies (such plans being the "Operational Plans"). Unless within ten
(10) days after delivery by EXE to Customer of the Operational Plans. Customer otherwise notifies EXE in writing, Customer shall be deemed to have accepted the Operational Plans as indicated hereinabove. On the other hand, if Customer does otherwise notify EXE in writing within such period and such notice specifies in reasonable detail a reasonable explanation of Customer's reason(s) for non-acceptance, then EXE (at no additional charge to Customer if EXE is primarily responsible for such reason(s)) shall immediately revise the Operational Plans and resubmit same to Customer, at which time the above process shall be repeated, until Customer's acceptance of the Operational Plans pursuant to this Section 2(f).

         (g) Deployment. Consistent with the information and recommendations in the Business Review Packet and the Operational Plans, EXE shall: (i) deliver the Customized Product, if any, together with a user acceptance plan, subject to Customer's written acceptance of such plan, that includes, but is not limited to, any appropriate integration volume testing; (ii) where appropriate, install the hardware and operating system for the Licensed Product (including network resources); and (iii) together with Customer, implement the Operational Plans and any transition strategies (collectively, such services are the "Deployment Services"). Deployment Services do not include, and

Customer is solely responsible for, loading all applicable data into the Licensed Product.

         (h) Readiness Review II. Upon completion of the Deployment Services, EXE shall consult with Customer and confirm in writing that each is ready to go-live with the Licensed Product.

         (i) Implementation. EXE shall assist Customer in implementing the Licensed Product for actual use in Customer's business (such services being the "Implementation Services").

         (j) Post-Implementation Audit. Upon the completion of the Implementation Services, EXE shall audit Customer's operation to ensure that implementation of the Licensed Product in accordance with the Business Review Packet is complete. EXE shall deliver a written report to Customer detailing the results of this audit (such report being the "Post-Implementation Audit Summary").

         (k) Project Closure. After delivery of the Post-Implementation Audit Summary and acceptance of the Customized Product for customizations identified in the Business Review Summit and for which Functional Business Requirement(s) are and approved in writing by Customer in the Business Review Packet, EXE shall formally close the project and assist Customer in the transition of support for the Licensed Product to EXE Worldwide Support. Unless within ten
(10) days after delivery by EXE to Customer of the Post-Implementation Audit Summary, Customer otherwise notifies EXE in writing, Customer shall be deemed to have accepted all Installation Services provided pursuant to this Exhibit. On the other hand, if Customer does otherwise notify EXE in writing within such period and such notice specifies in reasonable detail a reasonable explanation of Customer's reason(s) for non-acceptance, then EXE, at no additional charge to Customer if EXE is primarily responsible for such reason(s), shall immediately pursue all reasonable corrective action and resubmit the Post-Implementation Audit Summary to Customer, at which time the above process shall be repeated, until Customer's acceptance of the Installation Services pursuant to this Section 2(k).

3. INSTALLATION SERVICES FEES. EXE shall perform Installation Services (except Education Services) on a time and materials basis at the hourly rates shown in the table below, for actual hours worked by EXE personnel (such fees being "Installation Services Fees"), plus EXE's reasonable out-of-pocket expenses including, without limitation, travel, meal, lodging and long distance telephone expenses; provided that Customer shall approve material travel expenses prior to incurring such expenses. Education Services shall be performed by EXE at current EXE Education Services rates on a per-student/per-day basis, plus EXE's reasonable out-of-pocket expenses, if any. Travel and other permitted expenses shall be charged at cost; flights of less than five hours' duration will use economy class; documentation of all expenses for which reimbursement is sought will be available to Customer upon Customer's reasonable, written request. Rates as stated above shall be effective for Installation Services and Education Services performed pursuant to this Exhibit through Project Closure at Customer's initial site. Thereafter, EXE shall have the right to increase its rates for Installation Services and Education Services. EXE shall promptly inform Customer in writing if EXE reasonably believes the Installation Services Fees at the initial site are likely to exceed the amounts specified in Schedule B2-Estimated Services Cost Schedule.

---------------------- ----------------
Executive              USD$252.00
---------------------- ----------------
Senior Manager         USD$215.00
---------------------- ----------------
Manager                USD$185.00
---------------------- ----------------


---------------------- ----------------
Senior Staff           USD$165.00
---------------------- ----------------
Staff                  USD$135.00
---------------------- ----------------
Administrator          USD$60.00
---------------------- ----------------


4. PAYMENT. EXE shall invoice Customer for the Installation Services Fees and out-of-pocket expenses on a monthly basis for each month. Customer shall pay the Installation

Services Fees to EXE and reimburse EXE for such out-of-pocket expenses within thirty (30) days of Customer's receipt of EXE's invoice therefor.

5. TERMINATION. Subject to Section 4 of the Agreement, Customer may terminate this Exhibit upon ten (10) days written notice to EXE. Upon termination, Customer shall pay to EXE all amounts due under this Exhibit and
(ii) EXE shall have no further obligation to perform Installation Services or Education Services as of the date of termination.

                                  SCHEDULE B1






      This Schedule B1 to Exhibit B1 to the Professional Services Agreement is dated December 1, 1999. EXE shall provide the following services outlined in Exhibit B1 if marked as "Applicable."

                   (A BOX FOR EACH SERVICE MUST BE CHECKED)]

 -------------------------------------------------------------------------------

                 SERVICE                 APPLICABLE         NOT APPLICABLE
 -------------------------------------------------------------------------------

 Project Initiation Services                 X
 -------------------------------------------------------------------------------

 Information Gathering Services              X
 -------------------------------------------------------------------------------

 Education Services                          X
 -------------------------------------------------------------------------------

 Business Review Summit                      X
 -------------------------------------------------------------------------------

 Readiness Review I                          X
 -------------------------------------------------------------------------------

 Design and Development                      X
 -------------------------------------------------------------------------------

 Deployment                                  X
 -------------------------------------------------------------------------------

 Readiness Review II                         X
 -------------------------------------------------------------------------------

 Implementation                              X
 -------------------------------------------------------------------------------

 Post-Implementation Audit                   X
 -------------------------------------------------------------------------------

 Project Closure                             X
 -------------------------------------------------------------------------------

                                  SCHEDULE B2
                        Estimated Services Cost Schedule
                                Key Deliverables

    This Schedule B2 to Exhibit BI to the Professional Services Agreement is dated December 1, 1999. Subject to the Business Review Packet and the Assumptions defined in this Schedule B2, the following general project cost estimates are provided:

--------------------------------------------------------------------------------
GENERAL DESCRIPTION OF SERVICE (AT            AGREED UPON ESTIMATE (BASED ON
INITIAL CUSTOMER SITE)                        DISCOUNTED RATES FOR INITIAL SITE)
--------------------------------------------------------------------------------
EXE Base Implementation (Exceed 2000 or                           USD265,000.00
4000)
--------------------------------------------------------------------------------
EXE Identified Gap Enhancements                                   USD100,000.00
--------------------------------------------------------------------------------
EXE DAI Host Application Integration                           Included in Base
                                                        Implementation estimate
                                                                          above
--------------------------------------------------------------------------------
                                  TOTALS                          USD365,000.00
--------------------------------------------------------------------------------


ALL ESTIMATED COSTS HEREIN ARE BASED ON DISCUSSIONS BETWEEN EXE AND CUSTOMER TO DATE AND ARE SUBJECT TO (i) THE BUSINESS REVIEW PACKET TO BE APPROVED BY CUSTOMER AND EXE PURSUANT TO EXHIBIT B1 OF THE AGREEMENT AND (ii) THE ASSUMPTIONS LISTED BELOW.

ASSUMPTIONS

1. EXE's Global Execution Methodology (GEM) will be used as the basis for defining the tasks to be performed during the project.

2. Following the confirmation and project planning phase (Phase 4 of GEM), EXE will provide a work plan with specific resource requirements from both Home Interiors and EXE. These resources must be available for the tasks required for the aggressive timeline to be met.

3. As part of the project training in GEM Phase 6-Deployment, key Customer implementation resources will attend an operational training program that has been included in the Base implementation cost estimate. Additional project team training referenced in GEM Phase 3-Education Services will be provided via EXE University, the cost of which is not included in the estimate.

4. Customer will determine the technical environment, based on expected volumes in 2004, by the Information Gathering phase. EXE will provide sizing and configuration information to facilitate this Customer decision process.

5. Customer will provide a Co-Project Manager, 2 operations resources, and 2 technical resources assigned to the project full-time for the duration of the effort. If Customer is unable to provide these resources, EXE will supplement them at an additional cost on a time and materials basis, not included in the cost estimates above.

6. EXE will provide onsite go-live support by providing three (3) resources (1 Project Manager, 1 Operations Consultant, and 1 Technical Consultant) for a period of up to 14 days, beginning two (2) days before the actual go-live date.

7. Customer will provide adequate facilities for the EXE consultants including workspace, terminal, printer, phone and copying capabilities.

8. Customer will provide required data such as Locations, Products, Dimensions, Aisle Ranges, and DC Points, as required to support the EXceed 2000 product. EXE will help gather this information at an additional cost on a time and materials basis at the request of Customer, not included in the cost estimates above.

9. Customer will provide EXE consultants access to the facilities during business hours. If work is required other than during business hours, Customer will make the appropriate arrangements for access.

10. Customer will perform fifty percent (50%) of the control table set-up. EXE will supplement Customer's efforts at an additional cost on a time and materials basis, not included in the cost estimates above.

11. Base implementation cost estimate does not include any customizations or extensions.

12. Base implementation cost estimate includes limited support for host interface development, beyond which EXE will provide additional host interface development services at an additional cost on a time and materials basis.

13.      Implementation of Labor Standards is not included in this Schedule B2.

14.      Customer is responsible for setting up and installing all hardware.

15. Customer is responsible for the design and implementation of the technical infrastructure. This includes the following types of infrastructure: Network, RIF Network, Unix machine, terminals, and printers. As it relates to the technical infrastructure, EXE will be responsible for the initial load and configuration of the WMS software, PVCS set-up, and Queue Master set-up.

16. Customer has assumed responsibility for completing Phase 8 of GEM Methodology with limited assistance from EXE. EXE will provide the template audit documentation to customer and in return Customer will provide EXE with the results of the audit.

17. EXE will provide Customer with the existing test scripts for the unmodified system test.

                                   EXHIBIT C1

                       CUSTOMIZATION SERVICES ADDENDUM 1


      This Exhibit sets forth certain terms and conditions with respect to EXE's provision of the services outlined in this Exhibit in accordance with the Professional Services Agreement, dated December 1, 1999, between EXE and Customer (the "Agreement") and is subject to all of the terms and conditions of the Agreement and of this Exhibit. In the event of a conflict, inconsistency or ambiguity between this Exhibit and the Agreement, the Agreement shall prevail.

1.       DEFINITIONS.

         (a) Capitalized terms in this Exhibit C1 shall have the same meaning given to them in the Agreement to which this Exhibit C1 is attached.

         (b) "Customized Product" means the customized Licensed Product developed pursuant to the Agreement and this Exhibit Cl.

2. SCOPE OF SERVICES. EXE shall customize the Licensed Products in accordance with the Functional Business Requirements (as defined in Exhibit
B1), Schedule 1-Services Cost Schedule (as applicable), and the Business Review Packet. In the event of a conflict or inconsistency between this Exhibit,
Schedule 1, and the Business Review Packet, the Business Review Packet shall control.(collectively, such services are the "Customization Services"). Customer acknowledges and agrees that any unexpected or unreasonable delay in Customer's review, testing or acceptance, where required herein, will affect the timing of the project and Services Fees.

3. TESTING LICENSE. Upon completing development of the Customized Product pursuant to Section 2 of this Exhibit C1, EXE shall be deemed to have granted Customer, until Customer either accepts the Customized Product or rejects the Customized Product in accordance with Section 4, a non-exclusive license to the object code of the Customized Product for the sole purpose of testing the Customized Product pursuant to Section 4 of this Exhibit C 1. EXE shall deliver to Customer a copy of the Customized Product upon completion of development.

4. ACCEPTANCE TESTING. Upon Project Closure at Customer's first site, together with installation of all related hardware and equipment necessary to perform the testing contemplated by this Section, Customer shall have thirty
(30) days in which to test whether the Customized Product(s) performs substantially in accordance with the Documentation as amended by the applicable Functional Business Requirement(s) (the "Testing Period"). Within ten (10) business days after the conclusion of the Testing Period, Customer shall notify EXE in writing if the Customized Product does not perform substantially in accordance with the Documentation as amended by the applicable Functional Business Requirement(s) or Customer shall notify EXE in writing that Customer accepts the Customized Product. If Customer notifies EXE as required above and such notice specifies in reasonable detail the nature of such failure to perform, then EXE (at no additional cost to Customer if EXE is primarily responsible for such failure) shall have a reasonable opportunity to correct such defect(s). If, after EXE has had reasonable opportunity to correct, the Customized Product continues not to perform substantially in accordance with the Documentation as amended by the applicable Functional Business Requirement(s), then the Customer may:

         (a) if such failure to perform is Non-Critical, as defined in the applicable Functional Business Requirement(s), and EXE is primarily responsible for such failure to perform, reject that portion of the Customized Product applicable to such Function Business Requirement(s)and receive a refund equal to (i) the fees paid by Customer for the applicable Functional Business Requirement(s); or

         (b) if such failure to perform is Critical, as defined in the applicable Functional Business Requirements(s), and EXE is primarily responsible for such failure to perform, reject the Customized Product and receive a refund equal to all fees paid by Customer to EXE under this Exhibit.

Upon acceptance by Customer of the Customized Product, EXE shall deliver a copy of the Source Code (as defined in the License Agreement) to the Customized Product to Customer, subject to the provisions of Exhibit E-Source Code License Addendum to the License Agreement.

5.       LICENSE; INTELLECTUAL PROPERTY PROTECTION. Upon acceptance pursuant to
Section 4 of this Exhibit C 1, the Customized Product shall be considered part of the Licensed Product for purposes of Section 3, 5, 10, 14 and 16 of the License Agreement.

6. WARRANTY COORDINATION. Upon acceptance of the Customized Product pursuant to Section 4 of this Exhibit C l, the warranty contained in the Agreement shall expire with respect to the Customized Product, and the Customized Product then shall be considered part of the Licensed Product for purposes of Section 11 of the License Agreement except that: (a) the Warranty Period referred to in Section 11 (a) of the License Agreement shall not begin to run with respect to the Customized Product until acceptance under Section 4 of this Exhibit Cl; and (b) the phrase "Documentation" in Section 11 (a) of the License Agreement shall be replaced with the phrase "Documentation as amended by the Functional Business Requirement(s)." Also upon acceptance pursuant to
Section 4 of this Exhibit C 1, the Customized Product shall be considered part of the Licensed Product for purposes of Section 12(a) of the License Agreement.
Section 6(b) of the Agreement shall continue to apply to the Customized
Product.

7. CUSTOMIZATION SERVICES FEES. EXE shall perform the Customization Services on a time and materials basis at the hourly rates shown in the table below, for actual hours worked by EXE personnel (such fees being "Customization Services Fees"), plus EXE's reasonable out-of-pocket expenses including, without limitation, travel, meal, lodging and long distance telephone expenses; provided that Customer shall approve material travel expenses prior to EXE's incurring such expenses. The rates stated above shall be effective for Customization Services performed pursuant to this Exhibit through Project Closure at Customer's initial site. Thereafter, EXE shall have the right to increase its rates for Customization Services.

---------------------- ----------------
Executive              USD$252.00
---------------------- ----------------
Senior Manager         USD$215.00
---------------------- ----------------
Manager                USD$185.00
---------------------- ----------------
Senior Staff           USD$165.00
---------------------- ----------------
Staff                  USD$135.00
---------------------- ----------------
Administrator          USD$60.00
---------------------- ----------------


8. PAYMENT. EXE shall invoice Customer for the Customization Services Fees and out-of-pocket expenses on a monthly basis for each month. Customer shall pay the Customization Services Fees to EXE and reimburse EXE for such out-of-pocket expenses within thirty (30) days of Customer's receipt of EXE's invoice therefor.

9. TERMINATION. Subject to Section 4 of the Agreement, Customer may terminate this Exhibit upon ten (10) days written notice to EXE. Upon termination, Customer shall pay to EXE all amounts due under this Exhibit and
(ii) EXE shall have no further obligation to perform Customization Services as of the date of termination.

                                  EXHIBIT F1

                     CUSTOMIZED PRODUCT SUPPORT ADDENDUM 1


      This Exhibit sets forth certain terms and conditions under which EXE shall perform software support services for the Customized Product created under Exhibit C1 - Customization Services Addendum 1 of the Professional Services Agreement, dated December 1, 1999, between EXE and Customer (the "Agreement") and is subject to all of the terms and conditions of the Agreement and this Exhibit. In the event of a conflict, inconsistency or ambiguity between this Exhibit and the Agreement, the Agreement shall prevail.

1. DEFINITIONS. Unless otherwise defined herein, capitalized terms in this Exhibit Fl shall have the same meaning given to them in the Agreement to which this Exhibit F1 is attached.

2. TERM. The initial term of this Exhibit F1 shall commence upon acceptance of the Customized Product pursuant to Exhibit C1 of the Agreement and shall run for one (1) year therefrom (the "Initial Term"). This Exhibit F1 shall automatically renew for successive like periods (each such period being a "Renewal Term"), to a maximum of five years, unless Customer gives written notice to EXE of Customer's intent to terminate this Exhibit F1 at least thirty
(30) days prior to the expiration of the Initial Term or Renewal Term, as the case may be. If not already expired, this Exhibit F1 shall terminate upon the termination of the License Agreement.

3.    SCOPE OF SUPPORT SERVICES - WORLDWIDE SUPPORT CENTER.

      (a) EXE's Worldwide Support Center shall provide a telephone help line twenty-four (24) hours per day, seven (7) days per week, excluding holidays.

      (b) EXE shall allocate a support engineer to any error in the Customized Product reported to the Worldwide Support Center. The support engineer will then be responsible for arranging for diagnosis and resolution of the error, and EXE shall use its commercially reasonable efforts to resolve the errors within a reasonable period of time. Customer shall be responsible for implementing any error corrections supplied by EXE.

      (c) Together with each error correction that EXE provides to Customer, EXE shall provide the Source Code for such error correction to Customer.

      (d) EXE shall escalate its attention to all errors for the Customized Product the same way it escalates errors for the Licensed Product in the License Agreement.

4. PAYMENT. Upon acceptance of the Customized Product pursuant to Exhibit C 1 of the Agreement, Customer shall pay EXE a fee of twenty percent (20%) of the Customization Services Fees annually for software support services. EXE may increase the fees due hereunder for Renewal Terms; provided that EXE notifies Customer in writing of such an increase at least sixty (60) days prior to the expiration of the Initial Term or Renewal Term, as the case may be; and provided further that such increase does not exceed five percent (5%) of the then current fee. Customer shall pay the fees for Renewal Terms within thirty
(30) days after receipt of EXE's invoice therefor.

5. CUSTOMER'S RESPONSIBILITIES. Customer shall designate up to three (3) persons and may designate up to three alternates to contact EXE's Worldwide Support Center (collectively the "Project Manager"). The Project Manager must be fully acquainted with Customer's information technology systems including the Customized Product. Customer is exclusively responsible for the supervision, management, backup, security and control of all aspects of Customer's information technology systems.

                                   EXHIBIT G

                    CUSTOMER DESIGNATED APPROVAL AUTHORITIES
                        UNDER SECTION 3 OF THE AGREEMENT



1.       Any officer of Home Interiors & Gifts, Inc.

2.       Chris Lesher

3.       Royanna Chappel

4. Any other individual expressly designated in writing by an officer of Customer as being included in this Exhibit. Customer may remove an individual from this Exhibit upon written notice to EXE.